Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of LTC Properties, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andre C. Dimitriadis, Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ ANDRE C. DIMITRIADIS

Andre C. Dimitriadis
May 13, 2003

NOTE:

A signed original of this written statement required by Section 906 has been provided to LTC Properties, Inc. and will be retained by LTC Properties, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.